As Filed  with the  Securities  and  Exchange  Commission  on  August  18, 2000.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             BASE TEN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                                  22-1804206
(State or Other Jurisdiction of                  (I.R.S.   Employer
Incorporation or Organization)                   Identification Number)

                              One Electronics Drive
                            Trenton, New Jersey 08619
                                 (609) 586-7010
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                              Stephen A. Cloughley
                      President and Chief Executive Officer
                             Base Ten Systems, Inc.
                              One Electronics Drive
                            Trenton, New Jersey 08619
                                 (609) 586-7010
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

        Approximate Date of Commencement of Proposed Sale to the Public:
  From time to time following the effective date of this Registration Statement


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering:[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]


                         CALCULATION OF REGISTRATION FEE



        Title of Each                 Amount            Proposed Maximum         Proposed Maximum             Amount of
     Class of Securities               to be             Offering Price              Aggregate              Registration
       To be Registered           Registered (1)            Per Unit              Offering Price                 Fee
------------------------------- -------------------- ------------------------ ------------------------ ------------------------

Class A Common Stock,
$5.00 par value                    810,000                $0.6875(2)              $556,875(2)                  $147.01

------------------------------- -------------------- ------------------------ ------------------------ ------------------------

Total Fee                                                                                                      $147.01
------------------------------- -------------------- ------------------------ ------------------------ ------------------------

(1) Pursuant to Rule 416, this Registration Statement also relates to an indeterminate number of additional shares of Class A Common Stock issuable upon exercise of 20,000 warrants pursuant to stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, and pursuant to Rule 457(c), based on the average of the high and low sales prices of the Class A Common Stock, as reported on the Nasdaq SmallCap Market on August 14, 2000.


--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

PROSPECTUS



                  Up to 810,000 Shares of Class A Common Stock
                            Par Value $5.00 Per Share
                     Offered by Certain Selling Shareholders


                             BASE TEN SYSTEMS, INC.



         This is an offering by certain selling shareholders, identified in this prospectus, of up to 810,000 shares of Class A Common Stock, par value $5.00 per share, of Base Ten Systems, Inc., a New Jersey corporation. All of the Class A Common Stock being registered may be offered and sold from time to time by the selling shareholders (see "Selling Shareholders" and "Plan of Distribution").

         The selling shareholders may offer the shares through public or private transactions at prevailing market prices, at prices related to the prevailing market prices or at privately negotiated prices. See "Plan of Distribution" for a discussion of the methods of sale the selling shareholders or their pledgees, donees, transferees or other successors in interest may use to offer the shares.

         Base Ten will not receive any proceeds from the sale of the shares by the selling shareholders. We have indemnified the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We will bear all expenses in connection with the registration and sales of the shares, other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisers to the selling shareholders.

         Our Class A Common Stock is listed on the Nasdaq SmallCap Market under the symbol "BASEA." On August 14, 2000, the last reported sale price of our Class A Common Stock was $0.6875 per share.

         See "Risk Factors" beginning on page 3 for a discussion of certain factors that you should consider before you invest in the Class A Common Stock being sold with this prospectus.



--------------------------------------------------------------------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------





                 The date of this Prospectus is August 18, 2000




                                          TABLE OF CONTENTS


Where You Can Find More Information about Base Ten Systems, Inc......................................1


Summary..............................................................................................2


Forward-Looking Statements...........................................................................3


Risk Factors.........................................................................................3



         Significant Operating Losses and Negative Cash Flows........................................3

         Possible Delisting of Securities from Nasdaq and Consequences of Delisting..................4

         Influence of Principal Stockholder..........................................................5

         Inability of Management to Control Issues Subject to Shareholder Vote.......................5

         New Business Strategy.......................................................................5

         Dependence on Software Systems..............................................................5

         Reliance on Third-Party Distribution Assistance.............................................6

         Technical Obsolescence; Changing Requirements for Software Systems..........................6

         Competition.................................................................................6

         Product Defects; Product Liability..........................................................6

         Reliance on Single Sources of Supply and Continued Support for Certain Software.............7

         Proprietary Rights..........................................................................7

         Dependence on Key Personnel.................................................................7

         Uncertain Ability to Recruit and Retain Personnel...........................................7

         Significant Contractual Obligations to Management...........................................8

         Foreign Trade and Currency Exchange Related Risks...........................................8

         FDA Approvals...............................................................................8

         Unlikeliness to Pay Dividends...............................................................9

         Dilution....................................................................................9



Selling Shareholders................................................................................10


Use of Proceeds.....................................................................................11


Plan of Distribution................................................................................11


Legal Matters.......................................................................................12


Experts.............................................................................................12

 ------------------------------------------------------------------------------

         You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that there have been no changes in the affairs of Base Ten Systems, Inc. since the date of this prospectus.

 ------------------------------------------------------------------------------

        WHERE YOU CAN FIND MORE INFORMATION ABOUT BASE TEN SYSTEMS, INC.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any of the information on file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Copies of the filed documents can be obtained by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filed documents are also available to the public at the SEC's Web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered are sold.

     1. Annual Report on Form 10-K for the year ended December 31, 1999 (filed on April 14, 2000) and the Amendment to Annual Report on Form 10-K/A-1 for the year ended December 31, 1999 (filed on May 1, 2000).

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed on May 15, 2000).

     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (filed on August 15, 2000).

     4.   Current Report on Form 8-K filed on April 12, 2000.

     5. The Description of the Base Ten's Capital Stock contained in the Current Report on Form 8-K filed on January 13, 1999.

         We also incorporate by reference additional reports, proxy statements, and other documents that Base Ten may file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

         We will provide each person to whom this prospectus is delivered with a free copy of any or all of the documents incorporated by reference, except for exhibits to those documents (unless the exhibit is specifically incorporated by reference). You can request copies by calling or writing our Shareholder Relations Department, as follows:

                  Base Ten Systems, Inc.
                  One Electronics Drive
                  Trenton, New Jersey 08619
                  Attention:  William F. Hackett
                  Telephone:  609-586-7010

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                     SUMMARY

         The  following  summary is  qualified  in its  entirety by the detailed
information  and  consolidated   financial   statements  included  elsewhere  or
incorporated by reference in this prospectus.

                             BASE TEN SYSTEMS, INC.

       We develop, manufacture and market computer software systems that assist manufacturers in industries regulated by the Food and Drug Administration. Our software systems aid customers in complying with FDA current Good Manufacturing Practice guidelines, and improve their overall productivity by automating certain manual processes. Our software systems include BASE10(R)ME and BASE10(R)FS,which are "Manufacturing Execution Systems." BASE10(R)ME uses Windows NT operating systems and BASE10(R)FS uses HP-UX and Digital VAX/VMS operating systems. Our software systems also include BASE10(R)CS, BASE10(R)ADLS and BASE10(R)ADMS, which are "Clinical Supply Chain Management Solutions." These software systems assist clinical specialists in managing supplies for clinical trials. BASE10(R)CS uses Windows NT operating systems. BASE10(R)ADLS and BASE10(R)ADMS, formerly known as ADLS and ADMS, respectively, were acquired from Almedica International, Inc.

     During 2000, contracts to provide software and services to certain customers were terminated due to our inability to meet delivery deadlines for version 3.2 of BASE10(R)ME, which was caused by the substantial customization of the core product required for those projects. The termination of those contracts has allowed us to reallocate resources to other projects requiring less substantial customization. To reduce our dependence on the BASE10(R)ME and BASE10(R)CS products, we announced plans to more aggressively market the BASE10(R)ADLS, BASE10(R)ADMS and BASE10(R)FS products. We cannot assure the timely delivery of product to our customers. The financial statements at December 31, 1999 and for the year then ended reflect the impact of the terminated contracts and delays in the delivery of BASE10(R)ME and BASE10(R)CS.

         We own a minority interest in uPACs LLC, which develops and markets an ultrasound picture archiving communications system that digitizes, records and stores images on CD-ROM as an alternative to film and video storage. In 1997, we formed the LLC with an individual investor who is currently a principal stockholder. We contributed uPACs(TM) technology to the LLC, and the investor contributed $3 million to the LLC to fund required further development of the technology. During 1998, we determined that we did not have the required resources to devote to both our core manufacturing execution software business and the uPACS(TM) business, and as a result, we initiated a search for a potential buyer of the LLC and its technology. We ceased funding the LLC operation after the first quarter of 2000, and at present, the LLC has no operations. Costs of funding the LLC during the first quarter of 2000 totaled less than $50,000.

                                  THE OFFERING

         This  offering of up to 810,000  shares of Class A Common Stock of Base
Ten Systems, Inc. is being made by the selling shareholders. The following shares are being offered:

         o 790,000 shares by one selling shareholder. We issued 790,000 shares to a selling shareholder in connection with the acquisition of a division of the selling shareholder's business.

         o 20,000 shares that we may issue to a selling shareholder upon the exercise of warrants we issued to the selling shareholder for consulting services. We issued warrants to purchase 20,000 shares of Class A Common Stock, exercisable at $3.906 per share, to a selling shareholder for consulting services.

                           FORWARD-LOOKING STATEMENTS

         Some of the information in this registration statement contains forward-looking statements. You can identify these forward-looking statements with words like "believe," "expect," "may," "will," "should," "anticipate," "estimate," "continue," "goal" and other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this registration statement. The risk factors and other uncertainties in this registration statement could cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake to publicly update or revise any forward-looking statements.


                                  RISK FACTORS

         Before you invest in our Class A Common Stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this registration statement before you decide to purchase shares of our Class A Common Stock.

o WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES AND NEGATIVE CASH FLOWS IN RECENT YEARS AND, AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

         Our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. Our net losses from continuing operations were $5.0 million in the first six months of fiscal 2000, $21.3 million in fiscal 1999 and $19.0 million in fiscal 1998. These losses resulted primarily from:

         o     interest,

         o     write-offs of capitalized software,

         o     expenses of non-capitalized development of our software systems,

         o     amortization of software development expenses from prior periods,

         o     marketing and sales expenses,

         o transaction costs related to the sale of our defense-related assets, and

         o     expenses created by changes in our senior management.

We anticipate that our losses will continue in 2000 and possibly in subsequent periods.

         Our profitability and our liquidity depend on our:

         o     development and testing of our software systems,

         o     marketing success,

         o     delivery and installation efficiency,

         o     customer validation rates for our systems,and

         o     successful competition in our marketplace.


         If revenues grow slower than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be adversely affected. We cannot provide assurance that we will be able to generate sufficient revenues from our operations to achieve or sustain profitability in the future.

o IF WE ARE DELISTED FROM THE NASDAQ SMALLCAP MARKET, OUR SHAREHOLDERS WOULD LIKELY FIND IT MORE DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS AS TO THE PRICE OF OUR CLASS A COMMON STOCK.

         On May 14, 1999, the NASD notified us that it intended to delist our Class A Common Stock from Nasdaq National Market System because the NASD believed that we failed to meet the Nasdaq National Market System continued listing criteria. The NASD specifically inquired about our ability to meet the

Nasdaq National Market System net tangible asset requirement and its minimum bid requirement. In response to a hearing before the NASD in which we appealed the NASD's determination, the listing of the Company's Class A Common Stock was transferred to the Nasdaq SmallCap Market, effective September 10, 1999. In addition, the Company executed a one-for-five reverse stock split on September 24, 1999, in order to comply with the NASD's $1.00 minimum bid price requirement. Our Class A Common Stock is listed on the Nasdaq SmallCap Market under the trading symbol "BASEA."

         At December 31, 1999, the Company's net tangible assets were below that required for continued listing on the Nasdaq SmallCap Market. On May 11, 2000, the NASD notified the us that it intended to delist our Class A Common Stock from Nasdaq SmallCap Market because the NASD believed that we failed to meet the Nasdaq SmallCap Market's continued listing criteria. The NASD specifically inquired about our ability to meet the Nasdaq SmallCap Market's net tangible asset requirement and minimum bid requirement. We submitted a plan to meet the Nasdaq SmallCap Market's continued listing requirements to the NASD and we are presently awaiting a response from the NASD.

         On August 7, 2000, the NASD notified the Company that the Company's Class Common Stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required for continued listing on the NASDAQ SmallCap Market System. If the Company is unable to demonstrate compliance with the minimum bid price rule on or before November 6, 2000, its Class A Common Stock will be delisted from the NASDAQ SmallCap Market System at the opening of business on November 8, 2000. The Company intends to appeal the NASD's determination to a NASDAQ Listing Qualifications Panel.

         In the event that we are unable to satisfy the Nasdaq SmallCap Market criteria for continued listing, our Class A Common Stock may be delisted from Nasdaq SmallCap Market. If these events occur, trading, if any, of our Class A Common Stock could be conducted on the OTC Bulletin Board. As a consequence, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our Class A Common Stock.


o OUR PRINCIPAL SHAREHOLDER HOLDS A LARGE PERCENTAGE OF OUR CLASS A COMMON STOCK AND, AS A RESULT, COULD INFLUENCE MANAGEMENT DECISIONS.

         Our principal shareholder, Jesse L. Upchurch, owns 2,232,303 shares of Class A Common Stock, which currently represents approximately 42% of the voting power of our outstanding securities. As a result of his percentage ownership of our shares, Mr. Upchurch could influence decisions on certain matters, including the election of directors, increasing our authorized capital stock, dissolving, merging or selling our assets, and generally may be able to direct our corporate affairs.


o        MANAGEMENT IS UNABLE TO CONTROL ISSUES SUBJECT TO SHAREHOLDER VOTES.

         Management in the aggregate owns shares of Class A Common Stock representing less than 1% of the voting power of our outstanding securities. As a result, current management is unable to control any issue subject to shareholder vote, is unable to control the election of the Board of Directors and may be unable to maintain current management.



o WE ARE UNCERTAIN AS TO WHETHER WE WILL BE ABLE TO GENERATE ENOUGH REVENUE TO SUCCESSFULLY IMPLEMENT OUR NEW BUSINESS STRATEGY.

         Historically, our business focused on developing electronic systems for the defense industry. In the early 1990's, we began developing software for the pharmaceutical and medical device manufacturing industries. On December 31, 1997, we sold our defense-related assets to Strategic Technology Systems, Inc. Our business now primarily focuses on the development, production and manufacture of software systems for FDA-regulated manufacturers. Our ability to generate revenue depends on our ability to successfully implement this new business strategy, of which we can give no assurance.



o OUR BUSINESS WILL BE ADVERSELY AFFECTED IF OUR SOFTWARE SYSTEMS DO NOT PERFORM PROPERLY OR IF WE ARE UNABLE TO INSTALL OUR SOFTWARE SYSTEMS IN A TIMELY MANNER.

         Our growth and profitability depend on the success of our software systems. We integrate our software systems with our customers' existing hardware platform and operating systems. We then test and modify these installations at our own expense. Each installation is complete only when our customer provides formal validation. Our business operations and financial condition may be adversely affected if:

         o        our software systems do not perform properly,

         o we do not timely install and test the software systems as obligated under outstanding contracts,

         o        our customers do not validate our installations, or

         o        our existing or future customers cancel outstanding contracts.

         We cannot assure that we will always be able to effectively roll-out the software products that we develop, that such products will function as designed and operate without "bugs" in the technology, or that the new releases will be accepted by customers.

o       WE RELY ON THIRD-PARTIES TO ASSIST US IN THE DISTRIBUTION OUR PRODUCTS.

        We have a limited number of sales people and a limited number of marketing relationships with third-party distributors. We cannot assure (1) successful expansion of our internal sales force or an increase in the number of relationships with third-party distributors, or (2) successful product marketing by our internal sales force and third-party distributors.



o IF WE ARE UNABLE TO COST-EFFECTIVELY KEEP UP WITH THE CHANGING REQUIREMENTS FOR SOFTWARE SYSTEMS AND AVOID TECHNICAL OBSOLESCENCE OF OUR PRODUCTS, OUR OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED.

         The software systems' market experiences ongoing, rapid, technological change. When third-party software suppliers (such as Microsoft(R) and Oracle(R)) update their software, we likewise update our systems to make them compatible with the third-party suppliers' software. These design changes can result in significant costs to us that we cannot pass on to our customers. Changes in customer requirements and changes in manufacturing information systems and manufacturing processes effect the market for our software systems. Our ability to update and improve our products will likely have an effect on our ability to successfully market our software systems. While we have been successful in accomplishing product updates to date, there could be a material adverse effect on our business operations and financial condition if we are unable to improve our products to address technological developments, or if we are unable to address our customers' ever-changing requirements.


o OUR BUSINESS IS HIGHLY COMPETITIVE AND COMPETITIVE PRESSURES MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

         Our business is intensely competitive. We believe that competition in the software market will continue to increase. Companies addressing complementary customer needs may develop or acquire the requisite technology to compete in the software market. Competitors may merge or establish cooperative relationships with each other or with third-parties. These business combinations may increase our competitors' ability to address the needs of our prospective customers. Many of our potential competitors are larger and have greater financial resources and may have more operating flexibility. Increased competition could result in price reductions, reductions in gross margins and loss of market share, any of which could materially and adversely affect our business operations and financial condition. We cannot assure our successful competition with existing or new competitors or that competitive pressures will not materially and adversely affect our business operations and financial condition.



o OUR PRODUCT LIABILITY INSURANCE MAY NOT BE ADEQUATE TO PROTECT US FROM CLAIMS ARISING OUT OF ALLEGED DEFECTS IN OUR PRODUCTS.

         Our products are used in applications in which errors or failures could have catastrophic results. Consumers may claim that defects in our software systems failed to prevent defects in pharmaceutical products. Certain of our other products are involved in critical health care decision-making processes. We maintain product liability insurance of $10 million for commercial products and $10 million for defense-related products that were produced prior to the sale of our defense-related assets. This insurance is subject to certain deductibles and exclusions. While we believe that our insurance coverage is appropriate, we cannot assure that our insurance coverage is adequate for claims arising out of alleged defects.



o WE RELY ON SINGLE SOURCES OF SUPPLY AND CONTINUED SUPPORT FOR CERTAIN OF OUR SOFTWARE.

         We rely on single sources of supply for certain software, such as Microsoft(R) and Oracle(R), and the continued support for certain software, such as that provided by Microsoft(R) and Oracle(R). If any of such single sources were to become unable to support our requirements, we may not be able to locate acceptable alternative sources of supply on favorable terms or on a timely basis. If any of the continued support for certain software were to become unavailable to us from the single sources of supply, we may not be able to redesign our products to make them compatible with the continued support then offered by our supplier. In the event of any of these situations, we could experience production delays and increased costs. These delays could have a material adverse effect on our business operations and financial condition.


o WE MAY NOT BE ABLE TO ADEQUATELY SECURE AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND OTHER PROPRIETARY RIGHTS.

         We believe that our trademarks, copyrights, patents and other proprietary rights are important to our success and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our proprietary rights. However, the actions we have taken to establish these proprietary rights may be inadequate to prevent imitation of our products by others or to prevent others from claiming violations of our trademarks, copyrights, patents and other proprietary rights. In addition, others may assert rights in our trademarks, copyrights, patents and other proprietary rights.


o OUR EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS, AND THE LOSS OF ANY OF THESE OFFICERS OR KEY PERSONNEL WOULD LIKELY HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

         We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of our senior management team led by Stephen A. Cloughley. If Mr. Cloughley or other members of the senior management team become unable or unwilling to continue in their present positions, our business and financial results could materially suffer.


o       WE MAY  NOT BE ABLE TO  RECRUIT  AND  RETAIN  THE  PERSONNEL  WE NEED TO
        SUCCEED.

         Our future success depends on our ability to continue to attract, retain and motivate highly skilled employees, particularly with respect to our technical functions. Competition for personnel throughout the industry is intense. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have, from time to time in the past, experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business may be adversely affected.


o WE ARE SUBJECT TO SIGNIFICANT CONTRACTUAL OBLIGATIONS TO CERTAIN MEMBERS OF OUR MANAGEMENT.

         We have an employment agreement in effect with Stephen A. Cloughley, our President and Chief Executive Officer, as of October 28, 1999, which is to expire on October 27, 2000. As compensation for services rendered by Mr. Cloughley under his employment agreement, Mr. Cloughley has, among other things, been granted an award of ten-year non-qualified stock options to purchase a maximum of 55,000 shares of our Class A Common Stock at $1.00 per share. These options vest and become exercisable upon Base Ten achieving certain financial goals that are set forth in the agreement.

         We have a change in control agreement in effect with William F. Hackett, our Chief Financial Officer. The agreement provides that if, within three years after certain "changes of control" (as defined in the agreement, including an acquisition of 40% or more of the combined voting power of the outstanding stock of Base Ten, a substantial change in the composition of the Board not approved by "continuing directors," or certain mergers or sales involving Base Ten), Mr. Hackett's employment with the Company is terminated by the Company other than for "cause," death or disability, or by Mr. Hackett for "good reason" (all as defined in the agreement), Mr. Hackett would be entitled to receive, subject to certain limitations, a lump sum cash payment and health insurance benefits for three years following termination of employment, having an aggregate value equal to 2.99 times the total of average annual compensation and cost of Mr. Hackett's employee benefits for the five years prior to the change of control, subject to a maximum amount equal of Base Ten's permitted deduction under Section 280G of the Internal Revenue Code. The agreement is subject to being extended automatically from year to year unless Base Ten gives at least fifteen months' prior notice of its election not to extend the term.

         On November 13, 1998, Jesse L. Upchurch became the owner of securities representing over 40% of the combined voting power of the Company's outstanding securities. For purposes of the change in control agreement in effect with Mr. Hackett, a change in control is deemed to have occurred at that time. No payments were made to Mr. Hackett since that time pursuant to the agreements because the events that would trigger any such payments have not occurred. For purposes of the Base Ten's employee benefit plans, a change of control has not been deemed to have occurred.


o        OUR BUSINESS IS SUBJECT TO FOREIGN TRADE AND CURRENCY EXCHANGE RELATED
         RISKS.

         A portion of our revenues is derived from foreign customers and is subject to disruption by political and economic conditions abroad. Currency exchange fluctuations could increase the price of our products to foreign customers or decrease the price of competing foreign products to U.S. customers. Our Belgian facility relies on stable values of the Euro Dollar. Variations in the value of the Euro Dollar could affect our costs either positively or negatively. Most of our sales contracts are denominated in U.S. dollars and are unaffected by the exchange rates; however, some contracts are based on the local currency of our customers and can be affected by fluctuating exchange rates. We do not currently engage in any hedging transactions.



o OUR PRODUCTS MAY REQUIRE FDA APPROVAL AND OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO OBTAIN ANY SUCH APPROVALS.

         Our customers validate the performance of our systems against FDA standards. Our software systems do not presently require FDA clearance and we do not currently anticipate that our software systems will require FDA approval. If FDA approval were required in the future, and we were unable to obtain such approval on a timely basis, if at all, our business could be materially adversely effected. Some of our current or future products may be considered "medical devices" under FDA regulations. Before we market these products in the U.S., the FDA could require FDA clearance. Obtaining clearance can take substantial time and can require substantial expenditures. Many other countries regulate the manufacture, marketing and use of medical devices in ways similar to the U.S. We cannot assure successful procurement of any required clearances for any products we develop on a timely or cost-effective basis, if at all.


o        IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS ON OUR CLASS A COMMON STOCK.

         We have not paid dividends since 1985. For the foreseeable future, we intend to retain any future earnings for reinvestment in our business.


o CONVERSIONS OF OUR CLASS B COMMON STOCK AND OUTSTANDING OPTIONS AND WARRANTS WOULD DILUTE THE OWNERSHIP INTERESTS OF THE EXISTING HOLDERS OF OUR CLASS A COMMON STOCK.

         If all Class B Common Stock and all outstanding options and warrants were converted as of August 14, 2000, the number of outstanding shares of our Class A Common Stock would increase by approximately 20%. As a result, the existing holders of Class A Common Stock would incur significant dilution in their ownership interests and proportionate voting power.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information about the shares of Class A Common Stock beneficially owned by the selling shareholders both before and after the sale of shares offered hereby.

                                                  SHARES BENEFICIALLY OWNED

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                                  Number of Shares
                                                    Beneficially                                  Shares Beneficially
                                                    Owned Before           Shares to              Owned After Offering
Name                                                  Offering             be Offered           Number         Percentage(1)

----                                                 --------------        ------------        --------       --------------
Almedica International Inc.(2)                            790,000              790,000          -0-                -0-
Kris Adriaenssens(3)                                       24,600(4)            20,000                              *
                                                     ---------------       -------------
     TOTAL                                                814,600              810,000


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

*Represents  less  than 1% of the  total  outstanding  shares  of Class A Common
Stock.

(1) Based on a total of 5,358,209 shares of Class A Common Stock outstanding on August 14, 2000.

(2) We acquired the selling shareholder's subsidiary, Almedica Technology Group Inc., in June 1999 and we issued the 790,000 shares to the selling shareholder as part of the acquisition. Upon the closing of the acquisition, we entered into a license agreement with the selling shareholder pursuant to which we license certain technology to, and develop certain software for, the selling shareholder. Upon the closing of the acquisition, Clark L. Bullock, chairman and three percent owner of the selling shareholder, became a member of our Board of Directors. On April 28, 2000, Mr. Bullock sent notice to us of his intention to resign from the Board of Directors, which we deem effective as of such date.

(3) The selling shareholder has provided consulting services to us since 1996. In June 1999, we entered into a two-year consulting agreement with the selling shareholder. Pursuant to the consulting agreement, the selling shareholder provides certain consulting services to us in connection with our business operations in Europe.

(4) Represents (i) 600 shares issuable upon exercise of options exercisable at $51.875 per share, 2,000 shares issuable upon exercise of options exercisable at $17.50 per share, and 2,000 shares issuable upon exercise of options exercisable at $10.00 per share, all of which were issued for consulting services and all of which shares are not being offered hereby, and (ii) 20,000 shares issuable upon exercise of warrants exercisable at $3.906 per share issued for consulting services which shares are being offered hereby.

          The information in this table was provided to us by the selling shareholders. We agreed to register the shares for the account of the selling shareholders and have filed with the SEC under the Securities Act a Registration Statement on Form S-3, of which this Prospectus is a part, covering the resale of the shares from time to time.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares.


                              PLAN OF DISTRIBUTION

         The shares offered for resale are not being underwritten, and we will not receive any proceeds from this offering. The selling shareholders (or, subject to applicable law, their respective pledges, donees, transferees or other successors in interest) may offer their shares at various times in one or more of the following transactions:

          o on the Nasdaq SmallCap Market or on such other market on which the Class A Common Stock may from time to time be trading,

          o    in the over-the-counter market,

          o in negotiated transactions not on an exchange or over-the-counter market,

          o    by pledge to secure debts or other obligations,

          o in connection with the writing of options on the shares, short sales or in hedging transactions,

          o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

          o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

          o an exchange distribution in accordance with the rules of the exchange,

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

          o    in a combination of any of the above transactions.

         The selling shareholders also may sell shares that qualify under Rule 144 of the Securities Act, where applicable. The selling shareholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholders will attempt to sell shares of Class A Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered hereby will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations thereunder.

         The selling shareholders, alternatively, may sell all or any part of the shares offered hereby through an underwriter. To the best of our knowledge, the selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the selling shareholders enter into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this Prospectus.

         The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may restrict certain activities, and limit the timing of purchases and sales, of any of the shares by the selling shareholders or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. This may affect the marketability of the shares.

         At the time a particular offer of shares is made by or on behalf of the selling shareholders, a prospectus will be delivered to the extent required by the Securities Act.

         We have agreed with the selling shareholders, among other things, (i) to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisers to the selling shareholders) in connection with the registration and sale of the shares being offered by the selling shareholders, and (ii) to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act, as an underwriter or otherwise.



                                  LEGAL MATTERS

         Certain legal matters in connection with this offering are being passed upon for Base Ten by Pitney, Hardin, Kipp & Szuch LLP, 200 Campus Drive, Florham Park, New Jersey 07932-0950.



                                     EXPERTS

     The consolidated financial statements for the years ended December 31, 1999 and 1998 and for the two months ended December 31, 1997 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

     SEC registration fee.......................    $       147*
     NASDAQ fees and expenses...................    $     7,500*
     Blue sky fees and expenses.................    $         0*
     Printing and engraving costs...............    $       500*
     Legal fees.................................    $     6,000*
     Accounting fees............................    $     1,000*
     Miscellaneous..............................    $     2,000*
                                                    ------------
        Total..............................         $    17,147*
                                                    ============

--------------------------------------------
* Estimated


Item 15. Indemnification of Officers and Directors

         Article 9 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

         Any present or future Director or Officer of the Corporation, and any present or future director or officer of any other corporation serving as such at the request of the Corporation, or the legal representative of any such Director or Officer, shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such Director or Officer or his legal representative may be made a party by reason of his being or having been such Director or Officer; provided that, (1) said action, suit or proceeding shall be prosecuted against such Director or Officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such Director or Officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such Director or Officer or his legal representative without a final determination on the merits and it shall be determined by a majority of the members of the Board of Directors who are not parties to said action, suit or proceeding, or by a person or persons specially appointed by the Board of Directors to determine the same that said Director or Officer has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or Officer or legal representative may be entitled by law, and shall inure to the benefit of the heirs, executors or administrators of such Director or Officer.

         Article 10 of Base Ten's Restated Certificate of Incorporation, as amended, provides as follows:

         No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such director's or officer's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such director or officer of an improper personal benefit. As used in this Article, an act or omission in breach of a director's or officer's duty of loyalty means an act or omission which such director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which such director or officer has a material conflict of interest.

         The provisions of this Article shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the provisions of this Article nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director or officer of the corporation which exists at the time of such repeal or modification.

         Article X of Base Ten's By-Laws, as amended, entitled "Indemnification:
         Insurance," provides as follows:

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted by law, and shall advance expenses incurred by such person in any such action to the maximum extent permitted by law accordance with the procedures provided by applicable law.

         Section 2. To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

         Section 3. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 4. The Corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X. Nothing in this
         Section 4 shall obligate the Corporation to indemnify any person to any extent other than as provided in Sections 1, 2, 3 and 4 of this Article X.

         Statutory authority for indemnification of and insurance for Base Ten's directors and officers is contained in the New Jersey Business Corporation Act, in particular, Section 14A:3-5 of the Business Corporation Act, the material provisions of which may be summarized as follows:

         Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Business Corporation Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses (including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Business Corporation Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director of officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

         Each of the officers and directors of Base Ten is insured against certain liabilities which he might incur in his capacity as an officer or director of Base Ten or its subsidiaries pursuant to a Directors and Officers Insurance and Company Reimbursement Policy issued by National Union Fire Insurance Company of Pittsburgh, PA., Zurich Insurance Company of Philadelphia, PA and Genesis Insurance Company of White Plains, NY. The general effect of the policy is that if any claims are made against officers or directors of Base Ten or its subsidiaries or any of them for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, to the extent Base Ten or its subsidiary has properly indemnified such officers and directors, the insurer will, subject to the retention amount, reimburse Base Ten or its subsidiary for 100% of any Loss (as defined in the policy). In addition, to the extent that Base Ten or its subsidiary has not indemnified an officer or director, the insurer will, subject to the retention amount, pay on behalf of such officer or director 100% of the Loss. Defense Costs (as defined in the Policy) are part of Loss and are subject to the limits of the policy.

         The retention amount under the policies is $200,000 for SEC-related matters and $100,000 for all other matters. The retention amount is first applied to Base Ten or its subsidiary. The retention amount is not applicable to officers or directors if Base Ten or its subsidiary is not permitted or required to indemnify the officers or directors. If, however, Base Ten or its subsidiary is permitted or required to indemnify the officers or directors, then the retention amount does apply to them.

         Under the policy, the term "Wrongful Act" means any actual or alleged error, or misstatement, or misleading statement, or act, or omission, or neglect or breach of duty by the directors or officers in their capacities as such, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of Base Ten or its subsidiaries, except that certain claims are excluded by the terms and conditions of the policy. The term "Loss" means damages, judgments, settlements and Defense Costs. The term "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the insurer resulting solely from the investigation, adjustment, defense and appeal of any claim against any director or officer, but excluding salaries of officers or employees of Base Ten or its subsidiaries.

Item 16. Exhibits.

         The following documents are filed as Exhibits to this Registration
Statement:

Exhibit
Number              Exhibit
------              -------

5                   Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1                Consent of PricewaterhouseCoopers LLP

23.2                Consent of Deloitte & Touche LLP

23.3          *     Consent of Pitney, Hardin, Kipp & Szuch LLP
                    (contained in Exhibit 5)

24            *     Power of Attorney (contained on the signature page of
                    this Registration Statement)

---------------------

*Included elsewhere in this Registration Statement.

Item 17. Undertakings.

         1.         The undersigned registrant hereby undertakes:

                    (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:


                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of
                                   the  Registration Statement   (or  the   most
                                   recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, State of New Jersey, on the 15th day of August, 2000.

                             BASE TEN SYSTEMS, INC.



By: STEPHEN A. CLOUGHLEY                     By:  WILLIAM F. HACKETT
    -------------------------------               -----------------------------
    Stephen A. Cloughley                          William F. Hackett
    Chief Executive Officer                       Chief Financial Officer
    (Principal Executive Officer)                 (Principal Accounting Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Stephen A. Cloughley and William
F. Hackett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                                     Title                              Date
                                                     -----                              -----
By: STEPHEN A. COUGHLEY                   President, Chief Executive                August 15, 2000
    ---------------------------------     Officer and Director
    Stephen A. Cloughley


By: ROBERT HURWITZ                        Chairman                                  August 15, 2000
    ---------------------------------
    Robert Hurwitz


By: JOHN C. RHINEBERGER                   Director                                  August 15, 2000
    ---------------------------------
    John C. Rhineberger


By: EDWARD KLINSPORT                      Director                                  August 15, 2000
    ---------------------------------
    Edward Klinsport


                                  EXHIBIT INDEX
                                  -------------
Exhibit
Number              Exhibit
-----               -------
5                   Opinion of Pitney, Hardin, Kipp & Szuch LLP

23.1                Consent of Pricewaterhouse Coopers LLP

23.2                Consent of Deloitte & Touche LLP

23.3          *     Consent of Pitney, Hardin, Kipp & Szuch LLP
                    (contained in Exhibit 5)

24            *     Power of Attorney (contained on the signature page of
                    this Registration Statement)
---------------
* Included elsewhere in this Registration Statement.